Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

On March 22, 2019, RenaissanceRe Specialty Holdings (UK) Limited, a wholly owned subsidiary of RenaissanceRe Holdings Ltd. (“RenaissanceRe”), completed its previously announced purchase of all of the share capital of Tokio Millennium Re AG (now known as RenaissanceRe Europe AG) (“RenaissanceRe Europe”), Tokio Millennium Re (UK) Limited (now known as RenaissanceRe (UK) Limited) (“RenaissanceRe UK”), and their respective subsidiaries (collectively, the “TMR Group Entities”) pursuant to a Stock Purchase Agreement by and among the Company, Tokio Marine & Nichido Fire Insurance Co. Ltd. (“Tokio”) and, with respect to certain sections only, Tokio Marine Holdings, Inc. entered into on October 30, 2018 (the “TMR Stock Purchase Agreement”) (the “TMR Stock Purchase”). The following unaudited pro forma consolidated statement of operations combines the separate historical consolidated statement of operations of RenaissanceRe and the TMR Group Entities after giving effect to the acquisition of the TMR Group Entities, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated statement of operations. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2019 is presented as if the acquisition of the TMR Group Entities had occurred on January 1, 2018. The historical statement of operations has been adjusted to reflect factually supportable items that are directly attributable to the acquisition of the TMR Group Entities and expected to have a continuing impact on the results of operations of the combined company. The unaudited pro forma consolidated statement of operations gives effect to the gross proceeds of Renaissance’s $400.0 million offering of 3.600% Senior Notes due 2029, which closed on April 2, 2019 (the “Senior Notes”), and the application of $200.0 million of such proceeds to repay indebtedness under RenaissanceRe’s revolving credit facility which was used to fund the purchase price for the TMR Stock Purchase.

The preparation of the unaudited pro forma consolidated statement of operations and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma consolidated statement of operations should be read together with:

•	The accompanying notes to the unaudited pro forma consolidated statement of operations;

•

RenaissanceRe’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2018;

•

TMR AG’s separate audited historical consolidated financial statements and accompanying notes as of and for the years ended December 31, 2018 and 2017, included in RenaissanceRe’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “Commission”) on March 26, 2019;

•

TMR UK’s separate audited historical financial statements and accompanying notes as of and for the years ended December 31, 2018 and 2017, included in RenaissanceRe’s Current Report on Form 8-K/A filed with the Commission on March 26, 2019;

•	RenaissanceRe’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019; and

•	RenaissanceRe’s Current Reports on Form 8-K filed with the Commission on March 22, 2019 (as amended on March 26, 2019 and April 18, 2019).

In connection with the integration of the operations of RenaissanceRe and the TMR Group Entities, RenaissanceRe has incurred, and anticipates that it may incur additional, nonrecurring charges. RenaissanceRe is not able to determine the timing, nature, and amount of any additional future charges. However, these charges may affect the results of operations of the combined company in the period in which they are incurred.

The unaudited pro forma consolidated statement of operations is provided for informational purposes only. Additionally, the unaudited pro forma consolidated statement of operations is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. In addition, the unaudited pro forma consolidated statement of operations does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions that may result from the acquisition of the TMR Group Entities.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the nine months ended September 30, 2019

(in thousands, except shares and per share data)	RenaissanceRe(1)	TMR Group Entities(2)	Adjustments		Total Pro Forma Combined
Revenues
Gross premiums written	$3,902,271	$531,043	$(148,824)	(a)	$4,284,490

Net premiums written	$2,656,126	$477,141	$(144,724)	(b)	$2,988,543

Net premiums earned	$2,368,278	$275,932	$—		$2,644,210
Net investment income	311,138	9,690	(2,480)	(c)	318,348
Net foreign exchange losses	(1,812)	(6,772)	—		(8,584)
Equity in earnings of other ventures	17,350	—	—		17,350
Other income (loss)	5,109	(1,722)	—		3,387
Net realized and unrealized gains on investments	396,586	—	28,751	(d)	425,337

Total revenues	3,096,649	277,128	26,271		3,400,048

Expenses					—
Net claims and claim expenses incurred	1,334,928	181,750	(3,537)	(e)	1,513,141
Acquisition expenses	553,614	75,430	(26,226)	(f)	602,818
Operational expenses	158,162	47,483	(1,354)	(g)	204,291
Corporate expenses	76,480	—	—		76,480
Interest expense	42,868	—	3,250	(h)	46,118

Total expenses	2,166,052	304,663	(27,867)		2,442,848

Income (loss) before taxes	930,597	(27,535)	54,138		957,200
Income tax (expense) benefit	(20,670)	1,669	(2,002)	(i)	(21,003)

Net income (loss)	909,927	(25,866)	52,136		936,197
Net income attributable to redeemable noncontrolling interests	(204,091)	—	—		(204,091)

Net income (loss) attributable to RenaissanceRe	705,836	(25,866)	52,136		732,106
Dividends on preference shares	(27,567)	—	—		(27,567)

Net income (loss) available (attributable) to RenaissanceRe common shareholders	$678,269	$(25,866)	$52,136		$704,539

Per Share Data
Net income available to RenaissanceRe common shareholders per common share - basic (Note 4)	$15.58	n/m	n/m		$15.57
Net income available to RenaissanceRe common shareholders per common share - diluted (Note 4)	$15.57	n/m	n/m		$15.55
Average shares outstanding - basic (Note 4)	43,003		1,739		44,742
Average shares outstanding - diluted (Note 4)	43,049		1,739		44,788
Dividends per common share	$1.02	n/m	n/m		$1.02

n/m - not meaningful.

(1)

Represents RenaissanceRe’s previously filed results of operations for the nine months ended September 30, 2019, which include the results of operations of the TMR Group Entities from the acquisition date, March 22, 2019 through September 30, 2019.

(2)	Represents the results of operations of the TMR Group Entities from January 1, 2019 through March 22, 2019.

See accompanying notes to the unaudited pro forma consolidated statement of operations.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Note 1. Pro Forma Basis of Presentation

The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2019 is based on the historical financial statements of RenaissanceRe and the TMR Group Entities after giving effect to the completion of the acquisition of the TMR Group Entities and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2019 is presented as if the acquisition of the TMR Group Entities had occurred on January 1, 2019. The unaudited pro forma consolidated statement of operations does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions.

RenaissanceRe’s financial statements have been prepared on the basis of accounting principles generally accepted in the U.S. (“U.S. GAAP”) and presented in U.S. dollars (“USD”). TMR AG’s financial statements were prepared in accordance with international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”) and presented in USD. TMR UK’s financial statements were prepared in accordance with generally accepted accounting principles in the United Kingdom (“U.K. GAAP”) and presented in pounds sterling (“GBP”). The unaudited pro forma consolidated statement of operations includes adjustments to (i) convert the financial information of TMR AG and TMR UK to U.S. GAAP, and (ii) translate the historical results of TMR UK to USD using an average spot rate of 1.306 for the pro forma consolidated statement of operations.

The transaction was accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 805 Business Combinations, with RenaissanceRe as the acquiring entity. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under FASB ASC Topic No. 805 Business Combinations, all of the TMR Group Entities assets acquired and liabilities assumed in this business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties, if any, after the acquisition date will generally affect income tax expense. RenaissanceRe is in the process of implementing an integration plan, which will affect how the assets acquired, including intangible assets, are and will be utilized by the combined company.

A final determination of the fair value of the TMR Group Entities assets acquired and liabilities assumed, including the fair value of the identifiable intangible assets and the value of business acquired, was made on March 22, 2019. The Company recognized goodwill of $13.1 million primarily attributable to the excess of the purchase price over the fair value of the net assets of the acquired TMR Group Entities. There were no other adjustments to carried goodwill during the period ended March 31, 2019 reflected on the Company’s consolidated balance sheet at March 31, 2019. The Company recognized identifiable finite lived intangible assets of $11.2 million, which will be amortized over a weighted average period of 10.5 years, identifiable indefinite lived intangible assets of $6.8 million, and certain other adjustments to the fair values of the assets acquired, liabilities assumed and shareholders’ equity of the TMR Group Entities at March 22, 2019.

In connection with the integration of the operations of RenaissanceRe and the TMR Group Entities, RenaissanceRe has incurred and anticipates that additional nonrecurring charges may be incurred. RenaissanceRe is not able to determine the timing, nature, and amount of any additional future charges. However, these charges may affect the results of operations of the combined company in the period in which they are incurred.

The unaudited pro forma consolidated statement of operations is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2. TMR Group Entities

Certain financial information of the TMR Group Entities, as presented in its interim financial statements, has been reclassified to conform to the historical presentation in RenaissanceRe’s consolidated financial statements and combined for purposes of preparing the unaudited pro forma consolidated statement of operations.

TMR AG’s historical consolidated financial statements are prepared in accordance with IFRS. The consolidated financial statements are presented in U.S. dollars, which is the reporting currency.

TMR UK’s historical financial statements are prepared in accordance with U.K. GAAP. TMR UK’s reporting and functional currency is GBP. For purposes of preparing the unaudited pro forma condensed consolidated statement of operations, TMR UK’s interim historical income statement has been translated into U.S. dollars using an average spot rate of 1.306 for the pro forma consolidated statement of operations.

Unaudited adjustments have been made to convert IFRS and U.K. GAAP, to U.S. GAAP and are noted in Note 3. There are no material intercompany balances or transactions between TMR AG and TMR UK.

Note 3. Unaudited Pro Forma Adjustments

The unaudited pro forma consolidated statement of operations is not necessarily indicative of what the financial position and results from operations would have been had the acquisition of the TMR Group Entities been completed at the date indicated. The unaudited pro forma consolidated statement of operations does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the acquisition of the TMR Group Entities.

The following unaudited pro forma adjustments result from accounting for the acquisition of the TMR Group Entities. The descriptions related to these unaudited pro forma adjustments are as follows:

Adjustments to the Pro Forma Condensed Consolidated Statement of Operations

(in thousands)		Increase (decrease) for the nine months ended September 30, 2019
Revenues
(a)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	$(148,824)
(b)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	(144,724)
(c)	To reflect the estimated impact on net investment income due to the net decreases in fixed maturity investments trading and cash and cash equivalents as a result of consideration paid by RenaissanceRe to effect the acquisition of the TMR Group Entities, the special dividend paid by the TMR Group Entities and transaction costs incurred by RenaissanceRe and the TMR Group Entities (see footnote (2)).	(2,480)
(d)	To reclassify the change in net realized and unrealized gains in conjunction with the reclassification of the TMR Group Entities fixed maturity investments available for sale to fixed maturity investments trading to conform to RenaissanceRe’s accounting policies.	28,751

	Total adjustments to revenues	26,271

Expenses
(e)	To amortize the adjustments resulting from the difference between the estimated fair value and the historical carrying value of the TMR Group Entities net reserve for claims and claim expenses.	(3,537)
(f)	Adjustments to acquisition expenses:
	Adjustment to reclassify the balance from acquisition expenses to operating expenses to conform to RenaissanceRe’s presentation.	1,522
	To reflect the estimated impact of the adjustments to reflect deferred acquisition costs at fair value, which is estimated to be $Nil.	(68,796)
	To amortize certain identifiable intangible assets (e.g., renewal rights) and the value of business acquired using a weighted average useful life of 3.3 years.	41,048

		(26,226)

(g)	Adjustments to operational expenses:
	Adjustment to reclassify the balance from acquisition expenses to operating expenses to conform to RenaissanceRe’s presentation.	(1,522)
	To amortize certain identifiable intangible assets (i.e., non-compete agreements) using a weighted average useful life of 1.5 years.	168

		(1,354)

(h)	Adjustments to interest expense:
	To reflect estimated interest expense on the Senior Notes.	3,165
	To amortize the estimated debt issuance costs on the Senior Notes over the estimated 10 year term of the debt.	85

		3,250

	Total adjustments to expenses	(27,867)

(i)	To reflect the income tax impact on the unaudited pro forma adjustments using the applicable statutory tax rates for the respective jurisdictions the adjustments impacted. The respective statutory tax rate used for the adjustments impacting Switzerland was 21.2%, Australia 30.0%, Bermuda 0.0%, and the U.K. 19.0%. The adjustments impacting the U.S.were not tax effected at the U.S.statutory tax rate of 21.0% due to the TMR Group entities U.S.valuation allowance position.	(2,002)

	Total adjustments to net income	$52,136

(1)

The entries to conform the accounting policies relate to aligning the methodologies for recognizing gross premiums written for proportional contracts and multi-year contracts. RenaissanceRe recognizes the estimated annual gross premiums written on proportional and multi-year reinsurance contracts over the policy exposure period while the TMR Group Entities recognize gross premiums written at the reinsurance contract inception date. The methodologies applied by RenaissanceRe and the TMR Group Entities for both proportional and multi-year contracts are acceptable under U.S. GAAP (and IFRS and U.K. GAAP with respect to the historical financial statements of TMR AG and TMR UK, respectively) and, since RenaissanceRe and the TMR Group Entities both earn the premium and related acquisition expenses consistently over the policy exposure period, the conforming accounting policy entries do not impact net income.

The entries include decreasing premiums receivable, assumed and ceded unearned premium and reinsurance balances payable on the pro forma condensed consolidated balance sheet to reflect the gross premiums written due to the TMR Group Entities, net of the related acquisition costs payable by the TMR Group Entities as well as the ceded premiums written due from the TMR Group Entities, net of the related acquisition costs payable to the TMR Group Entities, which would have been recognized at the reinsurance contract inception date by the TMR Group Entities. In the pro forma consolidated statement of operations, there is a related decrease in gross and net premiums written. As the premium and related acquisition expenses are unearned there is no impact to net income related to conforming this accounting policy.

(2)

The table below outlines the calculation to determine the pro forma estimated impact on net investment income due to (decreases) increases in fixed maturity investments trading and cash and cash equivalents as a result of the pro forma net cash consideration paid by RenaissanceRe and the TMR Group Entities to effect the acquisition of the TMR Group Entities, inclusive of the special dividend paid to Tokio from the TMR Group Entities, and estimated transaction costs expected to be paid by RenaissanceRe and the TMR Group Entities:

(in thousands, except percentages)	Pro forma return	Impact on assets	Pro forma impact on net investment income
Decreases to fixed maturity investments trading, at fair value:
To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of the TMR Group Entities funded through the sale of a portion of RenaissanceRe’s fixed maturity investments trading.	0.53%	$(325,168)	$(1,723)
(Decreases) increases to cash and cash equivalents:
To reflect the special dividend paid to Tokio from the TMR Group Entities.	0.13%	(500,000)	(650)
To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of the TMR Group Entities funded by available cash resources, including cash inflow funded by the partial drawdown of RenaissanceRe’s existing revolving credit facility.	0.13%	(450,000)	(585)
To reflect estimated transaction costs to be paid by RenaissanceRe.	0.13%	(13,795)	(18)
To reflect estimated transaction costs to be paid by the TMR Group Entities.	0.13%	(18,796)	(24)
To reflect cash inflow from the Senior Notes, a portion of which will repay the partial drawdown of RenaissanceRe’s existing revolving credit facility.	0.13%	400,000	520

Net pro forma decrease in net investment income for the nine months ended September 30, 2019			$(2,480)

Note 4. Earnings per Share

Pro forma earnings per common share for the nine months ended September 30, 2019 have been calculated using RenaissanceRe’s historical weighted average common shares outstanding, plus 1,739,071 of RenaissanceRe’s common shares issued as acquisition consideration under the TMR Stock Purchase Agreement.

The following table sets forth the calculation of pro forma basic and diluted earnings per common share and the calculation of pro forma basic and diluted weighted average common shares outstanding for the nine months ended September 30, 2019:

	Nine months ended September 30, 2019
(in thousands, except per share data)	Basic	Diluted
Pro forma net income available to RenaissanceRe common shareholders	$704,539	$704,539
Pro forma amounts allocated to RenaissanceRe participating common shareholders (1)	(8,074)	(8,074)

Pro forma net income	$696,465	$696,465

Average common shares outstanding:
RenaissanceRe historical	43,003	43,049
RenaissanceRe common shares issued as acquisition consideration to effect the acquisition of the TMR Group Entities	1,739	1,739

Pro forma average common shares outstanding	44,742	44,788

Pro forma net income available to RenaissanceRe common shareholders per common share	$15.57	$15.55

(1)	Represents estimated earnings attributable to holders of unvested restricted shares.